UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2010

PEREGRINE PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-17085	95-3698422
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14282 Franklin Avenue, Tustin, California 92780
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (714) 508-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐ Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.

Peregrine Pharmaceuticals, Inc. (the “Company”) received a modification on September 16, 2010 to its government contract with the Transformational Medical Technologies (TMT) program of the U.S. Department of Defense's Defense Threat Reduction Agency (DTRA)to extend the two-year base period by six months to March 2011 and includes approximately $2.4 million in additional funding, to continue studying the Company’s phosphatidylserine (PS)-targeting antibodies to reach proof of concept in advanced preclinical models of viral hemorrhagic fever (VHF) infections.

The new studies will evaluate bavituximab in CDC Category A VHF viruses.  Upon demonstrating proof-of-concept in VHF, the TMT may exercise the first of two possible one-year option periods to remain within the government’s maximum five-year period for contracts.  Peregrine’s TMT contract (HDTRA1-08-C-0003) began June 30, 2008 and was originally for a five-year period, including a two-year base period and three one-year option periods. The base period now provides for up to $24.7 million in funding for a total of up to $36.3 million in funding for the duration of the contract.

Item 9.01    Financial Statements and Exhibits.

(c)           Exhibits.  The following material is filed as an exhibit to this Current Report on Form 8-K:

Exhibit
Number

99.1           Press Release issued September 20, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEREGRINE PHARMACEUTICALS, INC.

Date: September 20, 2010	By:	/s/ Paul J. Lytle
Paul J. Lytle
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release issued September 20, 2010